                                                                       39 (M-30)



                         INDENTURE OF MORTGAGE, DEED TO
                      SECURE DEBT, DEED OF TRUST, SECURITY
              AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS; AMENDED
                   INDENTURE OF MORTGAGE, DEED TO SECURE DEBT,
                      DEED OF TRUST, SECURITY AGREEMENT AND
                       ASSIGNMENT OF LEASES AND RENTS; AND
                             CONSOLIDATION AGREEMENT

                                      from

                       CHARTER HOSPITAL OF ST. LOUIS, INC.
                              2700 E. Phillips Road
                           Greer, South Carolina 29651
                           as DEBTOR, GRANTOR, TRUSTOR
                                  and MORTGAGOR

                                       to

                        BANKERS TRUST COMPANY, as Agent,
                            as GRANTEE, SECURED PARTY
                            BENEFICIARY and MORTGAGEE
                                 280 Park Avenue
                            New York, New York 10015




                             Dated as of May 2, 1994


________________________________________________________________________________

The total outstanding principal amount of indebtedness secured by this instrument shall not exceed Three Hundred Million and 00/100 Dollars ($300,000,000.00). This instrument contains after acquired property provisions. This instrument is intended to secure the debts and obligations referred to herein.
________________________________________________________________________________

This document was prepared by:

Kenneth Kraus, Esq.
Skadden, Arps, Slate,
  Meagher & Flom
1440 New York Ave., N.W.
Washington, D.C.  20005

             INDENTURE OF MORTGAGE, DEED TO SECURE DEBT, DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS; AMENDED INDENTURE OF MORTGAGE, DEED TO SECURE DEBT, DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS; AND CONSOLIDATION AGREEMENT dated as of May 2, 1994 (herein, together with all amendments and supplements hereto, called this "Mortgage"), made by the entity identified as "Debtor, Grantor, Trustor and Mortgagor" on the cover page hereof (herein together with any corporation succeeding thereto by merger, consolidation or acquisition of its assets substantially as an entirety, the "Mortgagor"), and BANKERS TRUST COMPANY ("Agent"), a New York banking corporation, as collateral agent for the Banks (as hereinafter defined) and the Co-Agent (as hereinafter defined), as grantee, secured party, beneficiary and mortgagee (each of the Agent, the Co-Agent and the Banks is sometimes individually referred to as a "Beneficiary" and, collectively "Beneficiaries"), having its principal office at 280 Park Avenue, New York, New York 10015 and the person or entity identified as "Trustee" on the cover page hereof (herein together with his or its successors and assigns, the "Individual Trustee" (in the case of an individual) or the "Jurisdictional Trustee" (in the case of an entity)) (the Individual Trustee, together with the Jurisdictional Trustee and all separate trustees and co-trustees appointed as provided in Section 4.4, sometimes collectively referred to as the "Trustees").

                                R E C I T A L S:

             1. Mortgagor is (i) either the owner in fee simple absolute of or the holder of a leasehold estate in the real property described in SCHEDULE A hereto, (ii) either the owner in fee simple absolute of, or the holder of a leasehold estate in the Improvements and Personal Property (each as hereinafter defined) and (iii) the owner either of the landlord's interest or sublandlord's interest in any and all leases of all or any portion of the Trust Estate (as hereinafter defined).

             2. WAF Acquisition Corporation, a Delaware corporation (as succeeded by Charter Medical Corporation as the surviving corporation pursuant to the Merger (as defined in the Original Company Credit Agreement referred to below), the "Company"), the institutions who are party to that Credit Agreement (the "Original Banks"), the Agent and Wells Fargo Bank, National Association ("Wells Fargo") and Bank of America National Trust and Savings Association ("Bank of America"), as Co-Agents entered into that certain Credit Agreement dated as of September 1, 1988 (as amended through July 20, 1992, the "Original Company Credit Agreement"), pursuant to which the Original Banks made loans to the Company (the "Original Credit Agreement Loans") which are evidenced by certain promissory notes (the "Original Credit Agreement Notes")

             3. The Company, the Original Banks and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of July 21, 1992 (the "1992 Credit Agreement Amendment"), pursuant to which the Original Banks made amended, consolidated and restated loans to the Company (the "1992 Loans") which are evidenced by certain promissory notes (the "1992 Notes")

             4. The Company, certain of the Original Banks and certain other financial institutions (collectively, the "Banks"), the Agent and First Union National Bank (NC), as co-agent (the "Co-Agent") have entered into that certain Second Amended and Restated Credit Agreement, dated as of the date hereof (the "Amended Credit Agreement"). The Original Company Credit Agreement as amended by the 1992 Credit Agreement Amendment and as amended and restated in its entirety pursuant to the Amended Credit Agreement and as the same may hereafter be amended, restated, supplemented or otherwise modified is hereinafter referred to as the "Company Credit Agreement".

             5. Pursuant to the Company Credit Agreement some or all of the loans and letter of credit obligations outstanding under the Original Credit Agreement as amended by the 1992 Credit Agreement Amendment will be continued, and the Banks have made loans to and will make further loans to the Company, have participated in letters of credit and may issue and participate in additional letters of credit for the account of the Company. The Original Credit Agreement Loans, the 1992 Loans and the loans made and to be made pursuant to the Company Credit Agreement are hereinafter collectively referred to as the "Credit Agreement Loans". The Original Credit Agreement Notes, as amended and restated by the 1992 Notes, are contemporaneously herewith being amended, restated and consolidated to include loans made and to be made pursuant to the Company Credit Agreement pursuant to new promissory notes (the "1994 Notes"). The Original Credit Agreement Notes, as amended and restated by the 1992 Notes and as amended, restated and consolidated contemporaneously herewith by the 1994 Notes, as all of the foregoing may hereafter be amended, restated, supplemented or otherwise modified, together with each and every other note executed and delivered from time to time pursuant to the Company Credit Agreement, are hereinafter referred to as the "Credit Agreement Notes".

             6. Certain of the Original Banks, the Agent, Bank of America and Wells Fargo entered into that certain Credit Agreement, dated as of September 1, 1988 (as amended through July 20, 1992, the "Original Subsidiary Credit Agreement") with each of the subsidiary borrowers a party thereto, pursuant to which the Original Banks made loans to the subsidiary borrowers (collectively, the "Original Subsidiary Loans") and purchased participations in letters of credit issued for the account of the subsidiary borrowers (the "Original Subsidiary Letters of Credit")

             7. The 1992 Banks and the Agent entered into that certain Amended and Restated Subsidiary Credit Agreement, dated as of July 21, 1992, with each of the subsidiary borrowers (the "1992 Subsidiary Credit Agreement Amendment"), pursuant to which the Original Banks made loans to the subsidiary borrowers (the "1992 Subsidiary Loans") which are evidenced by certain promissory notes (the "1992 Subsidiary Notes").

             8. The Banks, the Agent and the Co-Agent have entered into that certain Second Amended and Restated Subsidiary Credit Agreement, dated as of the date hereof, with each of the subsidiary borrowers a party thereto (the "Amended Subsidiary Credit Agreement"). The Original Subsidiary Credit Agreement as amended by the 1992 Subsidiary Credit Agreement Amendment and as amended and restated in its entirety pursuant to the Amended Subsidiary Credit Agreement and as the same may hereafter be amended, restated, supplemented or otherwise modified is hereinafter referred to as the "Subsidiary Credit Agreement"). The Company Credit Agreement and the Subsidiary

Credit Agreement are hereinafter together referred to as the "Agreements" and individually as an "Agreement".

             9. Pursuant to the Subsidiary Credit Agreement the loans and letter of credit obligations outstanding under the Original Subsidiary Credit Agreement as amended by the 1992 Subsidiary Credit Agreement Amendment will be continued, and the Banks have made loans to and will make further loans to the subsidiary borrowers and have participated in letters of credit and may issue and participate in additional letters of credit for the accounts of the subsidiary borrowers. The Original Subsidiary Loans, the 1992 Subsidiary Loans and the loans made and to be made pursuant to the Subsidiary Credit Agreement are hereinafter collectively referred to as the "Subsidiary Loans". The Credit Agreement Loans and the Subsidiary Loans are hereinafter collectively referred to as the "Loans". The Original Subsidiary Notes, as amended and restated by the 1992 Subsidiary Notes, are contemporaneously herewith being amended and restated to include loans made and to be made pursuant to the Subsidiary Credit Agreement pursuant to new promissory notes (the "1994 Subsidiary Notes"). The Original Subsidiary Notes, as amended and restated by the 1992 Subsidiary Notes and as amended and restated contemporaneously herewith by the 1994 Subsidiary Notes, as all of the foregoing may hereafter be amended, restated, supplemented or otherwise modified, together with each and every other note executed and delivered from time to time pursuant to the Subsidiary Credit Agreement, are hereinafter referred to as the "Subsidiary Notes". The Credit Agreement Notes and the Subsidiary Notes are hereinafter collectively referred to as the "Notes" and individually as a "Note".

             10. The Loans are in the form of revolving credit loans under which advances, payments and readvances may be made from time to time, and the Loans will bear interest at variable rates which are described in the Notes and Agreements.

             11. Mortgagor is a wholly-owned subsidiary of the Company or of another wholly-owned subsidiary of the Company, and has and will benefit, directly or indirectly, from the Loans.

             12. Mortgagor executed and delivered to the Agent that certain Indenture of Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement, and Assignment of Leases and Rents, dated as of September 30, 1988, and recorded on October 15, 1990 in the RMC Office of Greenville County in Book 2107, at
Page 162 (the "Original Mortgage"), covering the Trust Estate and securing, among other things, (i) payment of all principal and interest and other sums due or becoming due in respect of the Original Subsidiary Loans and the Original Subsidiary Notes; and (ii) payment by the Company of all principal and interest and other sums due or becoming due under the Original Credit Agreement Loans and the Original Credit Agreement Notes.

             13. Mortgagor executed and delivered to the Agent that certain Amended and Restated Indenture of Mortgage, Deed to Secure Debt, Deed of Trust, Security Agreement and Assignment of Leases and Rents, dated as of July 21, 1992, and recorded on July 22, 1992, in the RMC Office of Greenville County in Book 2275, at Page 284 (the "1992 Mortgage"), covering the Trust Estate and securing, among other things, (i) payment of all principal and interest and other sums due or becoming due in respect of the Original Subsidiary Loans, the 1992 Subsidiary Loans, the Original Subsidiary Notes and the 1992 Subsidiary Notes; and (ii) payment by the Company of all principal and interest and other sums due or becoming due under the Original Credit Agreement Loans, the 1992 Loans, the Original Credit Agreement Notes and the 1992 Notes.

             14. The Original Mortgage and the 1992 Mortgage were executed and delivered to the Agent for the benefit of the Issuing Banks party to the Intercreditor Agreement and the Trustee for the Senior Secured Notes (as such terms are defined in the 1992 Mortgage) and for the benefit of the Banks. The Senior Secured Notes have been irrevocably paid in full; and each Issuing Bank has terminated as of the date hereof the Reimbursement Agreements (as defined in the 1992 Mortgage) to which it is a party (other than the Credit Documents to the extent the same could be considered Reimbursement Agreements). The Intercreditor Agreement has been terminated, except for the appointment thereunder by the Banks of the Agent as collateral agent, which appointment has been ratified and confirmed in the Company Credit Agreement and the Subsidiary Credit Agreement.

             15. This Mortgage is being given by Mortgagor to secure, subject to the provisions hereof, (i) payment of all principal and interest and other sums due or becoming due in respect of the Subsidiary Loans and the Subsidiary Notes; (ii) payment of all reimbursement obligations arising under the Agreements in respect of Letters of Credit and Subsidiary Letters of Credit (as such terms are defined in the Company Credit Agreement); (iii) payment by the Company of all principal and interest and other sums due or becoming due under the Credit Agreement Loans and the Credit Agreement Notes; (iv) the payment of any further or subsequent advances made to preserve the lien of this Mortgage and any other sums due or becoming due under this Mortgage; and (v) performance of all terms, covenants, conditions, agreements and liabilities contained in this Mortgage, the Company Credit Agreement, the Subsidiary Credit Agreement, the Notes, the Guaranty (as hereinafter defined), the Other Mortgages (as hereinafter defined) and any other mortgage, or deed of trust or other security instrument or agreement given to secure payment of any of the foregoing (collectively, the "Loan Documents"). This Mortgage secures future obligations as well as obligations that currently exist. All of the foregoing payment and performance obligations in clauses (i), (ii), (iii), (iv) and (v) of the preceding sentence are hereinafter called the "Indebtedness."

             16. The parties intend that all advances of portions of any of the Loans which are revolving loans shall constitute obligatory advances; subject, however, to the terms and conditions of the applicable Agreement.

                         G R A N T I N G   C L A U S E S:

             NOW, THEREFORE, THIS MORTGAGE WITNESSETH: that the terms, covenants and conditions of the Original Mortgage and the 1992 Mortgage are hereby amended by this Mortgage; that the liens of the Original Mortgage, the 1992 Mortgage and this Mortgage be and the same hereby are consolidated as a joint and single lien covering the Trust Estate; and that the Mortgagor, in consideration of the Trust Estate, the acceptance by the Agent of the trusts created hereby and by the Agreements, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged (a) has mortgaged, warranted, granted, bargained, sold, conveyed, pledged, and assigned and (b) by these presents does hereby mortgage, warrant, grant, bargain, sell, convey, pledge, and assign unto the Agent and Trustees and their successors and assigns forever, in the trusts created hereby and by the Agreements to secure payment and performance of the Indebtedness, all and singular, for the benefit of the Beneficiaries, all its estate, right, title and interest in, to and under any and all of the property (herein called the "Trust Estate") described in the following Granting Clauses; PROVIDED, HOWEVER, the maximum liability of the Mortgagor hereunder shall not at any time exceed the sum of its Maximum Guaranty Liability (as defined in the Guaranty and "Guaranty" shall mean that certain Second Amended and Restated Subsidiary Guaranty, dated as of the date hereof, made by the Mortgagor and certain affiliates of the Mortgagor in favor of the Agent and the Banks, as the same shall hereafter be amended, restated, supplemented or otherwise modified from time to time) less the sum of any amounts, if any, collected by or on behalf of the Agent from the Mortgagor pursuant to any Loan Documents executed by Mortgagor, and provided further, however, notwithstanding anything herein to the contrary, the total Indebtedness secured by this Mortgage shall not exceed Three Hundred Million Dollars ($300,000,000):

I. Each parcel of land described in Schedule A hereto (herein collectively called the "Land Parcels") together with the entire right, title and interest of the Mortgagor in and to such Land Parcels, together with (a) all right, title and interest of the Mortgagor in and to all buildings, structures and other improvements now standing, or at any time hereafter constructed or placed, upon the Land Parcels, including all of the Mortgagor's right, title and interest in and to all equipment and fixtures of every kind and nature on the Land Parcels or in any such buildings, structures or other improvements (such buildings, structures, other improvements, equipment and fixtures being herein collectively called the "Improvements"), (b) all right, title and interest of the Mortgagor in and to all tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to each Land Parcel belonging or in any way appertaining thereto, including without limitation all right, title and interest of the Mortgagor in, to and under any streets, ways, alleys, vaults, gores or strips of land adjoining each Land Parcel and (c) all claims or demands of the Mortgagor, in law or in equity, in possession or expectancy of, in and to the Land Parcels together with rents, income, revenues, issues and profits from and in respect of the property described above in this Granting Clause I and the present and continuing right to make claim for, collect, receive and receipt for the same as hereinafter provided. It is the intention of the parties hereto that, so far as may be permitted by law, all of the foregoing, whether now owned or hereafter acquired by the Mortgagor, affixed, attached or annexed to each Land Parcel shall be and remain or become and constitute a part of the Trust Estate and the security covered by and subject to the lien of this Mortgage. All such right, title and interest of the Mortgagor in and to a Land Parcel, the interest of the Mortgagor in and to the Improvements located thereon and such other property with respect thereto described in Granting Clause I is herein called a "Property" and all such Properties are herein collectively called the "Properties."

II. All right, title and interest of the Mortgagor in and to (i) all extensions, improvements, betterments, renewals, substitutes and replacements of and on the Property described in the foregoing Granting Clause I and (ii) all additions and appurtenances thereto not presently leased to or owned by the Mortgagor and hereafter leased to, acquired by or released to the Mortgagor or constructed, assembled or placed upon the Properties (including, but not limited to, the fee estate in any Land Parcel) immediately upon such leasing, acquisition, release, construction, assembling or placement, and without any further grant or other act by the Mortgagor.

III.  All the estate, right, title and interest of the Mortgagor in and to
(i) all judgments, insurance proceeds, awards of damages and settlements resulting from condemnation proceedings or the taking of the Properties, or any part thereof, under the power of eminent domain or for any damage (whether caused by such taking or otherwise) to the Properties, or any part thereof, or to any rights appurtenant thereto, and all proceeds of any sales or other dispositions of the Properties or any part thereof; and the Agent, subject to Sections 4.2 and 8.2 of the Company Credit Agreement, is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances thereto and (ii) all contract rights (except for such rights contained in any government or Medicare contracts which according to their terms or pursuant to law cannot be assigned), general intangibles, actions and rights in action, relating to the Properties including, without limitation, all rights to insurance proceeds and unearned premiums arising from or relating to damage to the Properties; and (iii) all proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Properties.

IV. As additional security for the obligations secured hereby, the Mortgagor does hereby pledge and presently and absolutely assign to the Agent from and after the date hereof (including any period of redemption), primarily and on a parity with said Properties, and not secondarily, all the rents, issues and profits of the real property and all rents, issues, profits, revenues, royalties, bonuses, rights, and benefits due, payable or accruing (including all deposits of money as advance rent, for security or as earnest money or as down payment for the purchase of all or any part of the Properties) (the "Rents") under any and all present and future leases, subleases, lettings and licenses of and all other contracts or other agreements affecting, or relative to, the ownership or occupancy of all or any portion of the Properties and does hereby transfer and assign to the Agent all such leases, subleases and agreements (the "Leases"). The Agent hereby grants to the Mortgagor the right to collect and use the Rents as they become due and payable under the Leases, until an Event of Default (as hereinafter defined) has occurred and is continuing PROVIDED that the existence of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part by the Mortgagor, and any such subsequent assignment shall be subject to the rights of the Agent under this Mortgage. The Mortgagor further agrees to execute and deliver such assignments of Leases as the Agent may from time to time request. Upon the occurrence and during the continuance of an Event of Default (1) the Mortgagor agrees, upon demand, to deliver to the Agent all of the Leases with such additional assignments thereof as the Agent may request and agrees that the Agent may assume the management of the real property, and collect the Rents, applying the same upon the Indebtedness and
(2) the Mortgagor hereby authorizes and directs all tenants, purchasers or other persons occupying or otherwise acquiring any interest in any part of the real property to pay the Rents due under the Leases to the Agent upon request of the Agent. The Mortgagor hereby appoints the Agent as its true and lawful attorney in fact to manage said property and collect the Rents, with full power to bring suit for collection of the Rents and possession of the Properties, giving and granting unto said Agent and unto its agent or attorney full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in the protection of the security hereby conveyed; PROVIDED, HOWEVER, that (i) this power of attorney and assignment of rents shall not be construed as an obligation upon the Agent to make or cause to be made any repairs that may be needful or necessary and (ii) the Agent agrees that until such Event of Default has occurred and is continuing as aforesaid, the Agent shall permit the Mortgagor to perform the aforementioned management responsibilities. Upon the Agent's receipt of the Rents, at Agent's option, it may pay: (1) reasonable charges for collection hereunder, costs of necessary repairs and other costs requisite and necessary during the continuance of this power of attorney and assignment of rents and (2) general and special taxes and assessments and insurance premiums. This power of attorney and assignment of leases and rents shall be irrevocable until this Mortgage shall have been satisfied and all of the Trust Estate released of record and the releasing of this Mortgage shall act as a revocation of this power of attorney and assignment of leases and rents with respect to such portion of the Trust Estate so released. The Agent shall have and hereby expressly reserves the right and privilege (but assumes no obligation) to demand, collect, sue for, receive and recover the Rents, or any part thereof, now existing or hereafter made, and apply the same in accordance with law.

V. All of the Mortgagor's right, title and interest in and to all personal property and equipment of every nature whatsoever now or hereafter located in or on the Trust Estate (collectively, the "Personal Property"), including but not limited to (a) all screens, window shades, blinds, wainscoting, storm doors and windows, floor coverings, and awnings; (b) all apparatus, machin-ery, equipment and appliances not included as fixtures; (c) all items of furniture, furnishings, and personal property; and (d) all extensions, additions, improvements, betterments, renewals, substitutions, and replacements to or of any of the foregoing (a) - (c); (e) all accounts receivable arising from the sale or other disposition of all or any of the Mortgagor's real property, buildings, structures and other improvements, fixtures, furniture, furnishings, apparatus, machinery, appliances or other equipment, and all extensions, renewals, improvements, substitutions and replacements thereto whether owned or leased, now or hereafter acquired, and (f) all cash or monies of the Mortgagor, wherever located, whether in the form of cash or checks, and all cash equivalents including, without limitation, all deposits and certificates of deposit, instruments, whether negotiable or non-negotiable, debt notes both certificated and uncertificated, repurchase obligations for underlying notes of the types described herein, and commercial paper received in connection with the sale or other disposition of all or any of the Mortgagor's real property, buildings, structures and other improvements, fixtures, furniture, furnishings, apparatus, machinery, appliances or other equipment, and all extensions, renewals, improvements, substitutions and replacements thereto whether owned or leased, now or hereafter acquired; it being mutually agreed, intended and declared, that the Trust Estate and all of the foregoing property rights and fixtures owned by the Mortgagor shall, so far as permitted by law, be deemed to form a part and parcel of the Land and for the purpose of this Mortgage to be real estate and covered by this Mortgage, it being also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement, and the Mortgagor agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Agent may reasonably require from time to time to perfect or renew such security interest under the Uniform Commercial Code. To the extent permitted by law, (i) all of the fixtures are or are to become fixtures on Land Parcels; and (ii) this instrument or an appropriate financing statement, upon recording or registration in the real estate records of the proper office, shall constitute a "fixture-filing" within the meaning of Sections 9-313 and 9-402 of the Uniform Commercial Code.

The remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be as prescribed herein or by general law, or, as to that part of the security in which a security interest may be perfected under the Uniform Commercial Code, by the specific statutory consequences now or hereafter enacted and specified in the Uniform Commercial Code, all at the Agent's sole election.

VI. All of the Mortgagor's right, title and interest in, to and under (i) all contracts and agreements relating to the Properties, and other documents, books and records related solely to the operation of the Properties except for such government, Medicare or other contracts which, according to their terms or pursuant to law cannot be so assigned; (ii) all permits, certificates, approvals and authorizations however characterized, issued or in any way furnished, whether necessary or not for the operation of Mortgagor's business, including, without limitation, consents, licenses, warranties, guaranties and building permits required for the construction, completion, occupancy and operation of each and every Property, environmental certificates, hospital or other licenses or permits but excluding such government, Medicare or other permits, certificates, approvals, authorizations and licenses which, according to their terms or pursuant to law cannot be so assigned; and (iii) all engineering reports, land planning, maps, surveys, and any other reports, exhibits or plans and specifications used or to be used in connection with the construction, operation or maintenance of each and every Property, together with all amendments and modifications thereof.

VII. All of Mortgagor's rights and interest as lessee under the lease, if any, which may be described in Schedule A hereto (the "Net Lease"), including, without limitation, Mortgagor's right of first refusal or other option to purchase the Property leased under any such Net Lease.

TO HAVE AND TO HOLD THE TRUST ESTATE, whether now owned or held or hereafter acquired, unto the Agent and Trustees and their successors and assigns, forever.

IN TRUST FOREVER, with power of sale (to the extent permitted by applicable law), upon the terms and trusts herein set forth for the benefit and security of the

Agent and Trustees and their successors and assigns, to secure the payment and performance of, and compliance with, the obligations, covenants and conditions of this Mortgage and the Indebtedness, all as herein set forth.

IT IS HEREBY COVENANTED, DECLARED AND AGREED that the Trust Estate is to be held by the Agent or the Trustees upon and subject to the covenants, conditions, uses and trusts set forth in this Mortgage.

                               C O V E N A N T S:

             Mortgagor hereby covenants and agrees as follows:

                                   ARTICLE I.

             SECTION 1.1 PAYMENT OF LOANS AND GUARANTY. Mortgagor shall duly and punctually pay or cause to be paid within any applicable grace period set forth in the applicable Agreement covering the same and in the manner specified in the Notes the principal, interest, and all other sums due or to become due or required to be paid under or in respect of any Loan or any of the Agreements or the Notes, and shall perform all of the Mortgagor's obligations under the Guaranty and shall perform all the conditions, covenants and obligations on the part of the Mortgagor to be performed hereunder.

             SECTION 1.2 GOOD TITLE. Mortgagor represents, warrants and covenants that: (i) on and as of the date hereof, it has good and marketable title to an indefeasible fee simple estate in the portions of the Trust Estate constituting real property (or leasehold title with respect to any Property which is leased pursuant to the Net Lease, if any, indicated in Schedule A hereto) and rights in the portions of the Trust Estate constituting personal property, subject to no mortgage, pledge, security interest, charge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease in the nature thereof, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute of any jurisdiction, domestic or foreign, other than notice filings not per-fecting a security interest (collectively, "Liens"; each, a "Lien"), except only for (x) Permitted Liens (as such term is defined in the Company Credit Agreement) and those liens permitted pursuant to Sections 8.1 of the Company Credit Agreement, and (y) those Liens on Schedule B attached hereto (collectively, "Permitted Encumbrances"); (ii) it will keep in effect all material rights and appurtenances to or that constitute a part of the Trust Estate; and (iii) on and as of the date hereof this Mortgage creates and constitutes a valid and enforceable first mortgage lien on each Property to the extent it constitutes real estate under applicable law and a perfected security interest in so much of the Trust Estate as is governed by the Uniform Commercial Code as adopted in the states where the Land Parcels are located, subject only to Permitted Encumbrances, and Mortgagor does now and will forever warrant and defend to Agent and the Beneficiaries such title and the validity and priority of the Lien hereby created and evidenced against the claims of all persons and parties whomsoever, subject to the provisions of this Mortgage.

             SECTION 1.3 INCORPORATION OF TERMS OF 1992 MORTGAGE. The terms, covenants and conditions of the 1992 Mortgage shall be, and the same hereby are, incorporated herein by this reference thereto except as modified by this Mortgage and except that:

             (a) The reference to Section 1.08(e) of the Company Credit Agreement in Section 1.5 of the 1992 Mortgage shall be, and hereby is, amended to be a reference to Section 1.8(d) of the Company Credit Agreement;

             (b) The references to Section 7.03 of the Company Credit Agreement in Sections 1.7 and 1.10 of the 1992 Mortgage shall be, and hereby are, amended to be references to Section 7.3 of the Company Credit Agreement;

             (c) Section 1.14(a) of the 1992 Mortgage shall be, and hereby is, amended to read as follows:

             "(a) CASUALTY; ASSIGNMENT OF PROCEEDS. In case of any material damage to, or loss or destruction of, any material Improvements and Personal Property or any part thereof

             (each, a "Destruction"), Mortgagor shall promptly send to Agent a notice setting forth the nature and extent of such Destruction. The proceeds of any insurance payable in respect of such Destruction are hereby assigned and shall be paid to Agent; provided, however, that insurance proceeds which do not exceed $500,000 for any individual occurrence shall be paid to Mortgagor unless the applicable insurer shall have received a notice from the Agent that a default or an Event of Default (as defined in Section 3.1 hereof) has occurred and is continuing. All insurance proceeds, less the amount of any expenses incurred in litigating, arbitrating, compromising or settling any claim arising out of such Destruction to the extent such amount is greater than $200,000 ("Net Proceeds") , shall be applied in accordance with the provisions of Sections 1.14(c) and 1.14(d)."

             (d) Section 1.14(d) of the 1992 Mortgage shall be, and hereby is, amended to read as follows:

             "(d) DISTRIBUTION OF NET AWARD OR NET PROCEEDS. In the event Mortgagor does not elect Restoration in accordance with the terms of Section 1.14(c), or, having made such election, Mortgagor fails to commence Restoration within 180 days from the Taking or Destruction or fails to diligently pursue such Restoration to completion, such Net Award or Net Proceeds shall be deemed "Net Proceeds" (as defined in the Company Credit Agreement") of an "Asset Sale" (as defined in the Company Credit Agreement); subject, however, to the amount of such Net Award or Net Proceeds satisfying the applicable mone-tary threshold set forth in the definition of that term);"

             (e)  The references to the "Senior Note Indenture" in
Sections 1.14(c), 1.14(e) and 5.13 of the 1992 Mortgage shall be, and hereby are, deleted;

             (f) The references to the "Intercreditor Agreement" in Sections 2.1(b), 3.2(b), 3.3(c), 4.2(c), 4.2(d), 4.6(a), 4.6(b), 5.6, 5.15 and
5.16 of the 1992 Mortgage shall be, and hereby are, deemed to be references to the "Agreements" as defined herein; and

             (g) The reference to "Reimbursement" in Section 3.3(c) of the 1992 Mortgage shall be, and hereby is, deleted.

             (h) All references to "Holders" in the 1992 Mortgage shall be, and hereby are, deleted.

             SECTION 1.4 NO NOVATION. This Mortgage constitutes an amendment and continuation of the instrument amended hereby (the "Original Instrument"), and such Original Instrument shall continue in effect on and after the date hereof as so amended and continued. The parties do not intend that this Mortgage constitute a novation, termination, release or satisfaction of the Original Instrument, and shall not constitute payment or satisfaction of any indebtedness or other obligation secured by the Original Instrument.

             IN WITNESS WHEREOF, the undersigned, by their duly elected officers and pursuant to proper authority of their respective boards of directors have duly executed, sealed, acknowledged and delivered this instrument as of the date first written above.


WITNESSES:                                   CHARTER HOSPITAL OF
                                               ST LOUIS INC.


/s/ Mark Lewis                               By: /s/ Charlotte A. Sanford
- --------------------------                      --------------------------
Name: Mark Lewis                                Name: Charlotte A. Sanford
                                                Title: Treasurer


/s/ Linton Newlin                            [SEAL]
- --------------------------
Name: Linton Newlin

                                             Attest: /s/ James R. Bedenbaug
                                                    ----------------------
                                                    Name: James R. Bedenbaug
                                                    Title: Assistant Secretary


WITNESS:                                     BANKERS TRUST COMPANY,
                                               as Agent


/s/ Tina Henderson                           By: /s/ Robert E. Megan
- --------------------------                      --------------------------
Name: Tina Henderson                            Name: Robert E. Megan
                                                Title: Vice President



/s/ Fiona Salmon                             [SEAL]
- --------------------------
Name: Fiona Salmon

                                             Attest: /s/ Mary Kay Coyle
                                                    ----------------------
                                                    Name: Mary Kay Coyle
                                                    Title: Vice President

                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )


          On this 1st day of May, 1994 before me, the undersigned officer, personally appeared Charlotte A. Sanford and James R. Bedenbaug, personally known and acknowledged themselves to me to be the Treasurer and Assistant Secretary respectively of CHARTER HOSPITAL OF ST. LOUIS, INC. and that as such officers, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officer(s) as their free and voluntary act and deed and the voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I hereunder set my hand and official seal.



                                   /s/ Robert L. Montgomery
                                   ----------------------------
                                   Notary Public


                                   My Commission Expires:
                                   [NOTARIAL SEAL]

STATE OF NEW YORK   )
                    )    ss.:
COUNTY OF NEW YORK  )


          On this 1st day of May, 1994 before me, the undersigned officer, personally appeared Robert Megan, personally known and acknowledged himself to me to be the Vice President of Bankers Trust Company, and that as such officer, being duly authorized to do so pursuant to its by-laws or a resolution of its board of directors, executed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer as his free and voluntary act and deed and the voluntary act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                   /s/ Robert L. Montgomery
                                   ----------------------------
                                   Notary Public


                                   My Commission Expires:
                                   [NOTARIAL SEAL]

                                   SCHEDULE A

                           DESCRIPTION OF LAND PARCEL

               The plot(s), pieces(s) and parcel(s) of land described as follows:


ALL that certain piece, parcel or tract of land, situate, lying and being in the State of South Carolina, County of Greenville, on the western side of Phillips Road, as shown on plat entitled "United HealthCare, Inc., dated January 9, 1984, prepared by Enwright Associates Inc., recorded in the RMC Office for Greenville County, S.C. in Plat Book 10-Z, at Page 34, and being further shown as Lots 13, 14 and 15 in Riverbanks Energy Center on plat entitled "As Built Survey for
Park Brierwood Hospital, Inc., Park Health Care Psychiatric Company", dated
June 16, 1989, prepared by Freeland-Clinkscales & Associates, Inc., and having, according to said more recent plat, the following courses and distances:

BEGINNING at a point of beginning, being an iron pin located on the western right of way of Phillips Road, and being 867.39 feet south of the intersection of the southern right of way of Shelter Drive, also being known as the front adjoining property corner of Lots 5 and 15 as shown on the subdivision plat entitled "Riverbanks Energy Center, Phase II", and running thence along the western right of way of Phillips Road, S. 04-32 W, 933.58 feet to an iron pin; thence leaving said right of way along a joint property line with property now or formerly of R.J. Roach, N. 84-37 W. 700.00 feet to an iron pin, being a joint property corner of Lots 13 and 15; thence continuing, N. 84-37 W. 98.88 feet to a point at the property corner of Lots 12 and 13; thence along the joint property line with Lots 12 and 13, N. 33-24 W. 670.08 feet to an iron pin located on the eastern right of way of Shelter Drive, being the joint front corner of Lots 12 and 13; thence along the eastern right of way of Shelter Drive along a radius of 823.52 feet with an arc of 185.02 feet and a chord of N. 42-48
E. 184.70 feet to an iron pin, being the joint front corner of Lots 13 and 14; thence continuing along said right of way on a radius of 823.52 feet with an arc of 265.25 feet and a chord of N. 27-05 E. 264.10 feet to an iron pin; thence continuing along said right of way, N. 17-52 E. 183.99 feet to an iron pin, being the joint front corner of Lots 6 and 14; thence leaving said right of way along the joint property line of Lots 6 and 14, S. 56-32 E. 309.99 feet to an iron pin, being a joint property corner of Lots 6, 14, and 15; thence, along a joint property line with Lots 13, 6, and 5, S. 84-36 E. 699.95 feet to an iron pin, being the point of beginning. Said tract contains 22.989 acres.

                                   SCHEDULE B

                             PERMITTED ENCUMBRANCES

1. Taxes, constituting a lien on the Trust Estate, which are not yet due and payable.

2. Rights or claims of parties in possession, as tenants only, not shown in the public records.

3.   Easements or claims of Easements not shown by the public records.

4. Rights of the public and/or government agencies in public rights of way dedicated pursuant to instruments appearing of record or otherwise affecting the Property, if any.

5. Restrictive Covenants recorded in the RMC Office for Greenville County, S.C. in Deed Book 1224, at Page 636, on October 23, 1984.

6. Amendment to Restrictive Covenants and Easements recorded in the RMC Office for Greenville County, S.C. in Deed Book 1225, at Page 747, on November 6, 1984.

7. 75 foot front, 50 foot rear, and 25 foot side building set back lines as shown on plat recorded in the RMC Office for Greenville County, S.C. in Plat Book 10-Z, at Page 34.

8. Twenty-five foot utility easement along the southern properly line of the subject property as shown on said plat referred to hereinabove.

9. Twenty foot public water line easement located on the eastern portion of the subject property as shown on plat dated June 16, 1989, prepared by Freeland-Clinkscales Associates, Inc., referred to hereinabove.

10. Drainage and utility easement five feet each side of all side lot lines and ten feet on inside of rear lot lines, as shown on plat dated June 16, 1989, prepared by Freeland-Clinkscales & Associates, Inc., referred to hereinabove.

11. Twenty-five foot public utility easement along the southern property line of the subject property as shown on plat dated June 16, 1989, prepared by Freeland-Clinkscales & Associates, Inc., referred to hereinabove.

12. Overhead electrical lines along the eastern property line of the subject property as shown on said plat referred to hereinabove.